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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 17, 2001

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                                  DIVINE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         0-30043              36-4301991
(State or other jurisdiction of         (Commission File       (IRS Employer
incorporation or organization)              Number)          Identification No.)

                              1301 N. ELSTON AVENUE
                             CHICAGO, ILLINOIS 60622
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (773) 394-6600

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ITEM 5. OTHER EVENTS.

ACQUISITION OF EPRISE CORPORATION

     On September 17, 2001, divine, inc., a Delaware corporation ("divine"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among divine, Eprise Corporation, a Delaware corporation ("Eprise"), and DI2 Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of divine (the "Merger Sub"), pursuant to which Eprise agreed to be acquired by divine. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Eprise (the "Merger"), with Eprise to survive the Merger as a wholly-owned subsidiary of divine. In the Merger, each of the approximately 22,284,000 shares of Eprise common stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (including any shares that are restricted under the applicable Eprise stock option plans) will be converted into the right to receive 2.4233 shares of divine class A common stock. The ratio of shares of divine class A common stock issuable per share of Eprise common stock is referred to as the "Exchange Ratio".

     In addition, each outstanding option to purchase shares of Eprise common stock (each, an "Eprise Option") with an exercise price that, when divided by the Exchange Ratio, is greater than the closing sale price of divine class A common stock on the trading day immediately prior to the Effective Time, will become exercisable, at an exercise price equal to such closing sale price of divine class A common stock, for a number of shares of divine class A common stock equal to the number of shares of Eprise common stock subject to the Eprise Option. At the Effective Time, each outstanding Eprise Option with an exercise price that, when divided by the Exchange Ratio, is less than or equal to the closing sale price of divine class A common stock on the trading day immediately preceding the Effective Time, will become exercisable, at an exercise price equal to the exercise price of the Eprise Option divided by the Exchange Ratio, for a number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such Eprise Option by the Exchange Ratio. As of September 17, 2001, Eprise had outstanding options to purchase an aggregate of approximately 1,799,000 shares of Eprise common stock, with exercise prices ranging from $0.255 to $17.75.

     Pursuant to the Merger Agreement, divine will assume, at the Effective Time, each promise by Eprise to grant stock options in connection with its stock option exchange program, and divine will grant to each such promisee a substitute option to purchase the number of shares of divine class A common stock determined by multiplying the number of shares of Eprise

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common stock subject to such promise by the Exchange Ratio, at an exercise price equal to the closing sale price of divine class A common stock on the trading day immediately preceding the Effective Time. Under the stock option exchange program, which terminated on June 8, 2001, Eprise accepted for exchange Eprise Options to purchase an aggregate of approximately 551,000 shares of Eprise common stock.

     At the Effective Time, each outstanding warrant to purchase shares of Eprise common stock will become a warrant to purchase a number of shares of divine class A common stock at an exercise price as determined in accordance with the terms of such warrant. As of September 17, 2001, Eprise had outstanding warrants to purchase approximately 128,000 shares of Eprise common stock at an exercise price of $1.27 per share, and approximately 226,000 shares of Eprise common stock at an exercise price of $3.93 per share.

     divine expects to issue an aggregate of approximately 54,000,000 shares of its class A common stock in connection with the Merger. These shares would represent approximately 16.0% of its issued and outstanding class A common stock assuming that all of the previously announced transactions between divine and each of eshare communications, Inc., Open Market, Inc., and RoweCom Inc. are consummated. If none of those transactions are consummated, the class A common stock divine expects to issue in connection with the Eprise Merger would represent approximately 24.7% of its issued and outstanding class A common stock.

     The Merger is expected to close in the fourth quarter of 2001, and is subject to (1) approval by Eprise's stockholders and, if necessary, divine's stockholders, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) the effectiveness of the S-4 registration statement relating to the issuance of shares of divine class A common stock in the Merger to be filed by divine with the Securities and Exchange Commission, and (4) satisfaction of other customary closing conditions. For more information regarding the terms and conditions of the Merger, including the consideration to be issued to Eprise stockholders, reference is made to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the press release issued by divine announcing the Merger, dated September 18, 2001, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

     Eprise provides software products and design and consulting services that enable businesses to create and publish effective Web content quickly and easily. Its core product, Eprise Participant Server, enables a business organization to distribute this Web content management function among the appropriate individuals within the enterprise who have responsibility for particular aspects of that Web content. These individuals need no knowledge of programming languages or other technical skills to use Eprise Participant Server, thereby minimizing a customer's reliance on information technology professionals and consultants. Eprise targets customers in a broad spectrum of industries, including the financial services, technology, and manufacturing industries. Eprise currently sells its products primarily in the United States.

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     For 1998, 1999, and 2000, Eprise reported revenues of $807,000, $3,659,000, and $19,028,000, respectively, and net losses of $5,261,000, $6,600,000, and
$16,704,000, respectively. For the six months ended June 30, 2001, Eprise reported revenues of $8,270,000 and a net loss of $14,443,000. Eprise had total assets of $63,756,000, including cash and cash equivalents of $54,035,000, and total liabilities of $6,978,000 as of June 30, 2001.

     INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS FOR THE EPRISE CORPORATION MERGER WHEN IT IS FILED WITH THE SEC, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After they have been filed, you may obtain these documents free of charge at the website maintained by the SEC at http://www.sec.gov or from divine or Eprise.

divine, inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of divine with respect to the transactions contemplated by the merger agreement. Information regarding divine's directors and executive officers is included in divine's proxy statement for its 2001 Annual Meeting, which was filed with the SEC on April 30, 2001. Additional information regarding divine will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS.

     The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2001

                                             divine, inc.

                                             By:  /s/ Michael P. Cullinane
                                                  ------------------------------
                                                  Michael P. Cullinane
                                                  Executive Vice President,
                                                  Chief Financial Officer, and
                                                  Treasurer

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                                  divine, inc.
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                                  EXHIBIT INDEX

Exhibit
Number                             Description of Exhibit
------                             ----------------------
     2.1       Agreement and Plan of Merger dated as of September 17, 2001 among divine, inc., DI2 Acquisition Company, and Eprise Corporation.

     99.1 Press release of divine, inc. and Eprise Corporation announcing the acquisition of Eprise by divine, dated September 18, 2001
               (incorporated by reference to divine's Rule 425 filing, dated
               September 18, 2001)

     99.2 Agreement, dated September 20, 2001, by divine to furnish supplementally to the SEC, upon request, copies of omitted schedules.